Exhibit 23.4

March 27, 2025

TO:	Seabridge Gold Inc.
United States Securities and Exchange Commission

Re:	Seabridge Gold Inc. (the “Company”)

Consent of Expert

Ladies and Gentlemen:

Reference is made to:

●	the technical report titled “KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study and Preliminary Economic Assessment, NI 43-101 Technical Report” dated August 8, 2022 (the “Technical Report”) prepared for the Company; and

●	the 2024 updated resource estimates for the Iron Cap and Kerr deposits at the KSM Project, effective January 10, 2024 (such disclosure collectively, the “Estimates”).

In connection with the Company’s Annual Report on Form 40-F (the “40-F”) in respect of the financial year ended December 31, 2024, to be filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, the undersigned hereby:

1.	consents to being named directly or indirectly in the Form 40-F; and

2.	consents to:

(a)	the use of the content in the Technical Report that I am responsible for preparing; and

(b)	the inclusion of the Estimates in the 40-F;

Yours Truly,

/s/ Henry Kim, P. Geo.
Henry Kim, P. Geo.
Principal Resource Geologist Wood Canada Limited